UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 22, 2008

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on October 23, 2008, John D. Vollaro, Executive Vice President and Chief Financial Officer of Arch Capital Group Ltd. (the “Company”) has elected to transition from his Chief Financial Officer role effective April 1, 2009, and will continue with the Company as Senior Advisor under an employment agreement extending through April 2012.  Mr. Vollaro, age 64, will be succeeded as the Company’s Chief Financial Officer by John C.R. Hele, who will join the Company as Executive Vice President and Chief Financial Officer on April 1, 2009 following the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2008.

Biographical Information for New Officer

Following is certain biographical information on Mr. Hele:

Mr. Hele, age 49, will be joining the Company from ING Group, where he has been the Chief Financial Officer and a member of the Executive Board since April 2007.  Prior thereto, from February 2006 to April 2007, Mr. Hele was Deputy Chief Financial Officer of ING Group and, from October 2003 to January 2006, he was the General Manager and Chief Insurance Risk Officer of ING Group responsible for global insurance risk management and also served as its Group Actuary.  From 1999 to 2003, he was the Chief Executive Officer of Worldinsure, Bermuda.  Previously, from 1988 to 1999, Mr. Hele was an investment banker with Merrill Lynch and also served in marketing and finance positions with its Private Client Division.  In addition, from 1980 to 1987, he held various actuarial, finance and business roles at Crown Life.  Mr. Hele holds a Bachelor’s degree in mathematics from the University of Waterloo and is a Fellow of the Society of Actuaries, a Member of the American Academy of Actuaries and a Fellow of the Canadian Institute of Actuaries.

Employment Agreements

John D. Vollaro.  On October 27, 2008, the Company and Mr. Vollaro entered into an employment agreement with a term extending through April 1, 2012.  In addition, unless either the Company or Mr. Vollaro provides written notice of their intention not to renew the agreement at least 180 days prior to the expiration of the original term, the employment period will continue on the same terms and conditions for an indefinite period until terminated by either party by providing at least six months’ prior written notice to the other party.  Pursuant to the agreement, Mr. Vollaro will serve as (a) Executive Vice President and Chief Financial Officer of the Company until March 31, 2009 and (b) Senior Advisor of the Company from April 1, 2009 through the remainder of the employment period.  Mr. Vollaro’s base salary will be paid at the rate of (a) $500,000 per annum until March 31, 2009 and (b) $250,000 per annum from April 1, 2009 through the remainder of the employment period, and the target rate for the annual cash bonus is 100% of the annual base salary.  Mr. Vollaro is eligible to receive annual cash bonuses and share-based awards at the discretion of the Company’s Board of Directors (the “Board”) and is also entitled to participate in employee benefits programs such as major medical, life insurance and disability insurance, the cost of preparation of annual tax returns and associated tax planning, and other fringe benefits customarily provided to similarly situated senior executives.  The agreement expressly includes certain non-competition and non-solicitation obligations for

Mr. Vollaro and also provides for certain benefits to Mr. Vollaro upon termination of employment in certain circumstances (such as termination by the Company not for cause or by Mr. Vollaro for good reason), all as set forth in the employment agreement.  The above description is qualified in its entirety by the terms and provisions of the employment agreement, which is attached hereto as Exhibit 10.1.

John C.R. Hele.  On October 22, 2008, the Company and Mr. Hele entered into an employment agreement with a term extending from April 1, 2009 through April 1, 2012 (subject to extension as provided in the agreement).  The agreement provides for an annual base salary of $600,000, and the target rate for the annual cash bonus is 100% of the annual base salary.  Mr. Hele is eligible to receive annual cash bonuses and share-based awards at the discretion of the Board and is also entitled to participate in employee benefits programs such as major medical, life insurance and disability insurance, the cost of preparation of annual tax returns and associated tax planning, and other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda, which includes housing expenses, payroll tax reimbursements and automobile allowance.  The agreement expressly includes certain non-competition and non-solicitation obligations for Mr. Hele and also provides for certain benefits to Mr. Hele upon termination of employment in certain circumstances (such as termination by the Company not for cause or by Mr. Hele for good reason), all as set forth in the employment agreement.  The above description is qualified in its entirety by the terms and provisions of the employment agreement, which is attached hereto as Exhibit 10.2.

In addition, subject to approval by the Board, Mr. Hele will be granted on the date that his employment with the Company commences (the “Grant Date”) 40,000 stock options and 25,000 restricted common shares of the Company, each of which will vest in three equal installments commencing on the first anniversary of the Grant Date.  The stock options will have an exercise price equal to the closing price of the Company’s common shares on the Grant Date, and will expire ten years from the Grant Date unless terminated earlier in accordance with the terms of the agreements.  In addition, each award agreement expressly provides for the acceleration of the vesting of the applicable award and, in the case of stock options, adjustments to the option exercise period in the event Mr. Hele ceases to be an employee of the Company in certain circumstances (such as termination (i) due to death, disability or retirement or (ii) by the Company not for cause or by the employee for good reason), all as set forth in the applicable award agreements.  The above description of the awards and related agreements are qualified in their entirety by the terms and provisions of the award agreements, which are included as part of Exhibit 10.2 hereto.

ITEM 7.01	Regulation FD Disclosure.

On October 23, 2008, the Company issued a press release announcing the management changes described in Item 5.02.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in Section 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1	Employment Agreement, dated as of October 27, 2008, between the Company and John D. Vollaro
10.2	Employment Agreement, dated as of October 22, 2008, between the Company and John C.R. Hele
99.1	Press Release dated October 23, 2008 announcing the management changes described in Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: October 27, 2008	By:	/s/ Constantine Iordanou
Name: Constantine Iordanou
		Title:	President and
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Employment Agreement, dated as of October 27, 2008, between the Company and John D. Vollaro
10.2	Employment Agreement, dated as of October 22, 2008, between the Company and John C.R. Hele
99.1	Press Release dated October 23, 2008 announcing the management changes described in Item 5.02.